Exhibit 99.1

CERNER ANNOUNCES QUARTERLY DIVIDEND
COMPANY TO AWARD $0.18 PER ISSUED AND OUTSTANDING SHARE TO STOCKHOLDERS

KANSAS CITY, Mo. - May 22, 2020 - Cerner Corporation (Nasdaq: CERN), a global health care technology company, today announced that its Board of Directors declared a cash dividend to stockholders of $0.18 per issued and outstanding share. The cash dividend will be payable on July 17, 2020, to shareholders of record as of the close of business on June 5, 2020.

Cerner intends to pay regular quarterly cash dividends, with future declarations subject to approval by its Board of Directors and their determination that the declaration of dividends remains in the best interests of Cerner and its shareholders. The decision of whether to pay future dividends and the amount of any such dividends will be based on the company's financial position, results of operations, cash flows, capital requirements, the requirements of applicable law and any other factors the Board of Directors may deem relevant.

About Cerner

Cerner Corporation's health technologies connect people and information systems in thousands of contracted provider facilities worldwide dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers an integrated clinical and financial system to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, The Cerner Blog or connect on Facebook, Instagram, LinkedIn, Twitter or The Cerner Podcast. Nasdaq: CERN. Health care is too important to stay the same.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward- looking statements. The words "intends," "future," or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. For example, our forward-looking statements include statements regarding future dividends. Factors that could cause or contribute to such differences include, but are not limited to the possibility of significant costs and reputational harm related to product and service-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities, or those of third parties with whom we have contracted (such as public cloud providers), that could expose us to significant costs and reputational harm; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security or the IT security of third parties on which we rely; material adverse resolution of legal proceedings or other claims or reputational harm stemming from negative publicity related to such claims or legal proceedings; risks associated with our global operations, including without limitation greater difficulty in collecting accounts receivable; risks associated with fluctuations in foreign currency exchange rates; changes in tax laws, regulations or guidance that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; risks associated with the unexpected loss or recruitment and retention of key personnel or the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise; risks related to our dependence on strategic relationships and third party suppliers, including any impact to the business of such suppliers resulting from the COVID-19 pandemic; risks inherent with business acquisitions or strategic investments and the failure to achieve projected synergies; risks associated with volatility and disruption resulting from global economic or market conditions, including any impact thereon resulting from events such as the COVID-19 pandemic; significant competition and our ability to anticipate or respond quickly to market changes, changing technologies and evolving pricing and deployment methods and to bring competitive new solutions, devices, features and services to market in a timely fashion; managing growth in the new markets in which we offer solutions, health care devices or services; long sales cycles for our solutions and services; risks inherent in contracting with government clients, including without limitation, complying with strict compliance and disclosure obligations, navigating complex procurement rules and processes, and defending against bid protests; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; the potential for losses resulting from asset impairment charges; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; non-compliance with laws, government regulation or certain industry initiatives or failure to deliver solutions or services that enable our clients to comply with laws or regulations applicable to their businesses; variations in our quarterly operating results; potential variations in our sales forecasts compared to actual sales; inability to achieve expected operating efficiencies and sustain or improve operating expense reductions; risks that Cerner's revenue growth may be lower than anticipated and/or that the mix of revenue shifts to low margin revenue; risk that our capital allocation strategy will not be fully implemented or enhance long-term shareholder value; and the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition, future bookings and results of operations, including risks associated with the impact of the COVID-19 pandemic on collecting accounts receivable. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Misti Preston, (816) 299-2037, mediarelations@cerner.com
Cerner's Internet Home Page: www.cerner.com